News Release

Versum Materials Reports Second Quarter Fiscal 2017 Financial Results
Updates Fiscal Year 2017 Guidance

Strong Second Quarter Fiscal 2017 Financial Results

▪	Sales of $270.8 million, up 16.0% from second quarter 2016

▪	Net Income of $44.9 million, Margin of 16.6%, diluted EPS of $0.41

▪	Adjusted Net Income of $47.9 million, Margin of 17.7%, Adjusted diluted EPS of $0.44

▪	Adjusted EBITDA of $86.9 million, Margin of 32.1%

▪	Initiated cash dividend

Updated Fiscal 2017 Guidance

▪	Sales of $1,020 - $1,065 million, up 5% to 10% versus fiscal year 2016

▪	Adjusted EBITDA of $340 - $355 million, up 4% to 9% versus fiscal year 2016

The results and guidance in this press release include Non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures.”
Tempe, Arizona, May 2, 2017 (Businesswire) - Versum Materials, Inc. (NYSE: VSM), a leading materials and equipment supplier to the semiconductor industry, today reported results for the fiscal second quarter ended March 31, 2017. Sales of $270.8 million for the fiscal second quarter ended March 31, 2017 were up 16.0% from the same quarter a year ago, driven by strong volume in both the Materials and Delivery Systems & Services (DS&S) segments. Net income for the fiscal second quarter ended March 31, 2017 was $44.9 million, or $0.41 per diluted share, down $8.9 million or 16.5% from second quarter 2016. Versum Materials' strong business performance was more than offset by interest expense of $11.6 million in connection with debt incurred with the separation from Air Products & Chemicals, Inc. on October 1, 2016. Results were also impacted by $7.9 million of higher business separation, restructuring and cost reduction actions related to becoming an independent company as well as a higher tax rate, resulting in Net Income Margin of 16.6%. Excluding the one-time restructuring and cost reduction actions, net of tax, Adjusted Net Income of $47.9 million or $0.44 per diluted share, was down 8.2% from second quarter 2016 and resulted in an Adjusted Net Income Margin of 17.7%. Adjusted EBITDA of $86.9 million was up 12.6% versus prior year second quarter, resulting in an Adjusted EBITDA margin of 32.1%.

“This quarter, aided by healthy industry fundamentals and our team's keen focus on customers during their critical ramps, we captured meaningful top line growth in all our business lines while delivering solid adjusted EBITDA margins." said Guillermo Novo, our President and Chief Executive Officer. "Given our strong first half results, coupled with our current view of the industry outlook, the expected volume and cost benefits of capacity expansions and our process of record (POR) wins and equipment bookings, we expect to deliver on our updated guidance for the year and drive continued value to our shareholders and customers.”

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Table 1: Second Quarter Fiscal 2017 Financial Highlights*

	Three Months Ended March 31,
	2017	2016	% Change
(In millions, except percentages)
Sales	$270.8	$233.5	16.0%
Operating Income	69.9	67.9	2.9%
Net Income	44.9	53.8	(16.5)%
Net Income Margin	16.6%	23.0%	(27.8)%
Diluted Earnings Per Share	0.41	0.49	(16.3)%
Adjusted Net Income	47.9	52.2	(8.2)%
Adjusted Net Income Margin	17.7%	22.4%	(21.0)%
Adjusted Diluted Earnings Per Share	0.44	0.48	(8.3)%
Adjusted EBITDA	86.9	77.2	12.6%
Adjusted EBITDA Margin	32.1%	33.1%	(3.0)%

Year to Date Cash Flows from Operations	93.0	116.4	(20.1)%
Year to Date Capital Expenditures	20.2	15.6	29.5%

*The results for the fiscal second quarter ended March 31, 2016 reflects the performance of Versum Materials as a wholly owned subsidiary of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products”), and are derived from the consolidated financial statements and accounting records of Air Products as if Versum Materials operated on a stand-alone basis during the periods presented and were prepared in accordance with GAAP. Fiscal 2016 results include allocated governance costs within Air Products and results related to business lines that remained with Air Products at the separation.

Sales for the fiscal second quarter ended March 31, 2017 were $270.8 million, versus $233.5 million in the same quarter a year ago. This 16.0% increase year on year was driven largely by strong volumes in both the Materials segment and the DS&S segment. It was partially offset by unfavorable price/mix impacts in the Materials segment.

Net Income for the fiscal second quarter ended March 31, 2017 was $44.9 million, $0.41 per diluted share versus $53.8 million, $0.49 per diluted share, in the same quarter a year ago, including business separation, restructuring and cost reduction actions of $6.1 million and $(1.8) million, gross of tax, respectively. This 16.5% decrease was attributable to $11.6 million of interest expense during the fiscal second quarter ended March 31, 2017 compared to none in the same quarter a year ago, $7.9 million higher business separation, restructuring and cost reduction actions, and a higher tax rate which more than offset favorable business performance. Excluding the one-time separation, restructuring and cost reduction actions charges, Adjusted Net Income was $47.9 million, $0.44 per diluted share, versus $52.2 million, $0.48 per diluted share, for the second quarter 2016, with interest expense and tax rate driving the majority of the impact.

Adjusted EBITDA for the fiscal second quarter ended March 31, 2017 was $86.9 million versus $77.2 million in the same quarter a year ago, a 12.6% increase year on year. The major drivers of performance were the strong volumes in both the Materials and DS&S segments, partially offset by expected higher operating and selling and administrative costs associated with becoming an independent company and unfavorable price/mix in the Materials segment.
Year to date cash flow from operations was $93.0 million during the quarter, with cash used for capital spending of $20.2 million, including $6.5 million of capital spending related to restructuring activities.

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Business Segment Results

Versum Materials reports results for its two operating business segments, Materials and DS&S, and a Corporate segment.

Table 2: Segment Sales*

	Three Months Ended March 31,
	2017	2016	% Change
(In millions, except percentages)
Materials	$198.3	$181.5	9.3%
DS&S	71.7	52.0	37.9%
Corporate	0.8	—	100.0%
Total Versum Materials Sales	$270.8	$233.5	16.0%

Table 3: Segment Operating Income to Segment Adjusted EBITDA*

	Three Months Ended March 31,
	2017	2016	% Change
(In millions, except percentages)
Materials
Operating income	$65.1	$60.1	8.3%
Add: Depreciation and amortization	10.1	10.5	(3.8)%
Segment Adjusted EBITDA	$75.2	$70.6	6.5%
Segment Adjusted EBITDA margin(A)	37.9%	38.9%
DS&S
Operating income	$17.7	$9.7	82.5%
Add: Depreciation and amortization	0.4	0.5	(20.0)%
Segment Adjusted EBITDA	$18.1	$10.2	77.5%
Segment Adjusted EBITDA margin(A)	25.2%	19.6%
Corporate
Operating loss	$(6.8)	$(3.7)	83.8%
Add: Depreciation and amortization	0.4	0.1	300.0%
Segment Adjusted EBITDA	$(6.4)	$(3.6)	77.8%
(A) Segment Adjusted EBITDA margin is calculated by dividing Segment Adjusted EBITDA by sales.

Table 4: Reconciliation of Segment Operating Income to Total Versum Materials Operating Income*

	Three Months Ended March 31,
	2017	2016	% Change
(In millions, except percentages)
Materials	$65.1	$60.1	8.3%
DS&S	17.7	9.7	82.5%
Corporate	(6.8)	(3.7)	83.8%
Total Segment Operating Income	76.0	66.1	15.0%
Less: Business separation, restructuring and cost reduction actions	6.1	(1.8)	438.9%
Total Versum Materials Operating Income	$69.9	$67.9	2.9%

*The results for the fiscal second quarter ended March 31, 2016 reflects the performance of Versum Materials as a wholly owned subsidiary of Air Products, and are derived from the consolidated financial statements and accounting records of Air Products as if Versum Materials operated on a stand-alone basis during the periods presented and were prepared in accordance with GAAP. Fiscal 2016 results include allocated governance costs within Air Products and results related to business lines that remained with Air Products at the separation.

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Materials:

Sales for the fiscal second quarter ended March 31, 2017 were $198.3 million, up 9.3% from the same quarter a year ago. The Materials segment sales increase was mostly attributable to strong growth in many of the Advanced Materials product lines with Process Materials products lines contributing more moderate growth given capacity limitations and weaker pricing, primarily in NF3. Currency contributed 1% to the increase.

Operating income for the fiscal second quarter ended March 31, 2017 was $65.1 million, up 8.3% from the same quarter a year ago. Segment Adjusted EBITDA for the fiscal second quarter ended March 31, 2017 was $75.2 million, up 6.5% from the same quarter a year ago. This improvement was driven by the strong volumes in many of the Advanced Materials product lines and improved manufacturing costs and productivity, partially offset by unfavorable price/mix and increased costs associated with becoming an independent company.

Delivery Systems & Services (DS&S):

Sales for the fiscal second quarter ended March 31, 2017 were $71.7 million, up 37.9% from the same quarter a year ago, primarily driven by robust equipment sales driven by strong demand from the memory market, next generation nodes and growth in China.

Operating income for the fiscal second quarter ended March 31, 2017 was $17.7 million, up 82.5% from the same quarter a year ago. Segment Adjusted EBITDA of $18.1 million was up 77.5%, largely driven by higher equipment volumes and favorable product mix, more than offsetting higher operating costs.

Fiscal Year 2017 Outlook

For fiscal year 2017, Versum Materials is revising its outlook to estimated sales of $1,020 to $1,065 million and Adjusted EBITDA of $340 to $355 million from prior guidance of $990 to $1,050 million and $330 to $350 million, respectively. The fiscal year 2017 Adjusted EBITDA outlook excludes approximately $20 to $25 million of estimated one-time stand-up costs related to the implementation of its own enterprise resource planning (ERP) system and relocation of certain administrative and research and development personnel to Versum Materials sites.

Conference Call and Webcast Details

On Tuesday May 2, 2017 at 11:00 am Eastern Time, Versum Materials plans to host its conference call and webcast to discuss these results.

Investors may listen to the conference call live via telephone by dialing (877) 883-0383 (domestic) or (412) 902-6506 (international) and use the participant code 5095099.

An audio-only live webcast of the conference call and presentation materials can be accessed through the “Investors” section of our website at www.versummaterials.com. Presentation materials will be posted to the “Investors” section of the website prior to the call.

A replay of the conference call/webcast will be available under “Events & Presentations” on the “Investors” section of the Versum Materials website.

About Versum Materials

Versum Materials, Inc. (NYSE: VSM) is a leading electronic materials company providing high-purity chemicals and gases, delivery systems, services and materials expertise to meet the evolving needs of the global semiconductor and display industries. Derived from the Latin word for “toward,” the name “Versum” communicates the company’s deep commitment to helping customers move toward the future by collaborating, innovating and creating cutting-edge solutions.

A global leader in technology, quality, safety and reliability, Versum Materials is one of the world’s leading suppliers of next generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum Materials, which began “regular way” trading October 3, 2016 on the NYSE as an independent company, has annual sales of approximately $1 billion, 1,900 employees and 10 major facilities in Asia and North America. It is headquartered in Tempe, Arizona. Prior to its separation

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on October 1, 2016, Versum Materials had operated for more than three decades as a division of Air Products and Chemicals, Inc. (NYSE: APD).

For additional information, please visit http://www.versummaterials.com

Investor Inquiries:
Nahla A. Azmy, 480-482-4344
Nahla.azmy@versummaterials.com

Media Inquiries:
Tiffany Zinn, 480-282-6475
Tiffany.Zinn@versummaterials.com

Non-GAAP Financial Measures

This earnings press release includes “non-GAAP financial measures,” including Adjusted Net Income, Adjusted Net Income Margin, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted EBITDA margin and Segment Adjusted EBITDA margin. We define Adjusted Net Income as net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including business separation, restructuring and cost reduction actions, net of tax. Adjusted Diluted Earnings Per Share uses Adjusted Net Income but otherwise uses the same calculation used in arriving at diluted earnings per share, the most directly comparable GAAP financial measure. We define Adjusted EBITDA as net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including interest expense, income tax provision, depreciation and amortization expense, non-controlling interests, and business separation, restructuring and cost reduction actions. Versum Materials defines Segment Adjusted EBITDA as segment operating income excluding segment depreciation and amortization expense, and equity affiliates’ income. Adjusted Net Income Margin, Adjusted EBITDA margin and Segment Adjusted EBITDA margin are calculated by dividing Adjusted Net Income, Adjusted EBITDA and Segment Adjusted EBITDA, respectively, by sales. In the accompanying tables, Versum Materials has provided reconciliations of net income to Adjusted EBITDA (see Appendix Table A-2), net income to Adjusted Net Income (see Appendix Table A-3), diluted EPS to Adjusted Diluted EPS (see Appendix A-4) and of segment operating income (loss) to Segment Adjusted EBITDA (see Appendix Table A-6), in each case the most directly comparable GAAP financial measure. We encourage investors to read these reconciliations.

The presentation of these non-GAAP financial measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate operating performance. We use these non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our underlying business. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors in our industry, to analyze underlying trends in our business, to establish operational budgets and forecasts or for incentive compensation purposes. We use Adjusted EBITDA to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such cash bonuses, options and restricted stock units are tied to Adjusted EBITDA). Adjusted EBITDA is also used for certain covenants under our senior secured credit facilities. We use Segment Adjusted EBITDA as the primary measure to evaluate the ongoing performance of our business segments. We believe non-GAAP financial measures provide securities analysts, investors and other interested parties with meaningful information to understand our underlying operating results and to analyze financial and business trends. These non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to the following: (a) Adjusted Net Income and Adjusted EBITDA exclude expenses related to business separation, restructuring and cost reduction actions which we do not consider to be representative of our underlying business operations, however, these disclosed items represent costs to Versum Materials; (b) Adjusted EBITDA is not intended to be a measure for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements; (c) though not business operating costs, interest expense and income tax provision represent ongoing costs of Versum Materials; (d) depreciation, amortization, and impairment charges represent the wear and tear or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and market our products; and (e) other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures. A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results and to provide a more complete understanding of the factors and trends affecting our business. In evaluating these non-GAAP financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.

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A reconciliation of net income to Adjusted EBITDA as forecasted for 2017 is not provided. Versum Materials does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from Air Products, further restructuring and other income or charges to be incurred in 2017 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our forecasted effective tax rate. All of these components could significantly impact net income. Further, in the future, other items with similar characteristics to those currently included in Adjusted EBITDA that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA.

Forward-Looking Information:

This press release contains, and management may make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by references to future periods, and include statements about the fiscal year 2017 guidance for Versum Materials, expectations as to future sales, operating income and Adjusted EBITDA, future profitability, our future operating results on a segment basis, our ability to execute on our strategy and deliver on our commitments to customers and shareholders, expected volume and cost benefits of capacity expansions, estimates of the size of the market for our products, forecasted industry demand, estimates of the success of other competing technologies that may become available, our future success as an independent public company, and other matters. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “target” and similar expressions, among others, generally identify forward-looking statements, which are based on management’s reasonable expectations and assumptions as of the date the statements were made. Actual results and the outcomes of future events may differ materially from those expressed or implied in the forward-looking statements because of a number of risks and uncertainties, including, without limitation, weakening of global or regional general economic conditions and product supply versus demand imbalances in the semiconductor industry could decrease the demand for our goods and services; our concentrated customer base; our ability to continue technological innovation to meet the evolving needs of our customers; our inability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; hazards associated with specialty chemical manufacturing could disrupt our operations or the operations of our suppliers or customers; changes in government regulations in the countries we operate; raw material shortages and price increases; sole source and limited source suppliers; fluctuation of currency exchange rates; increased competition; our ability to successfully complete the transition to an independent public company; increased costs as a separate public company; and other risk factors described in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and in our periodic filings. Versum Materials disclaims any obligation or undertaking to disseminate any updates or revisions to the outlook and any forward-looking statements contained in this press release to reflect any subsequent change in assumptions, beliefs or expectations, or any change in circumstances occurring after the date of this presentation.

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Versum Materials, Inc.
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended March 31,			Six Months Ended March 31,
	2017	2016	% Change	2017	2016	% Change
(In millions, except per share data)
Sales	$270.8	$233.5	16.0%	$541.6	$479.0	13.1%
Cost of sales	154.5	132.5	16.6%	305.4	264.9	15.3%
Selling and administrative	29.5	25.7	14.8%	59.7	49.3	21.1%
Research and development	10.9	10.2	6.9%	21.2	21.1	0.5%
Business separation, restructuring and cost reduction actions	6.1	(1.8)	438.9%	9.3	(2.7)	444.4%
Other (income) expense, net	(0.1)	(1.0)	(90.0)%	(3.0)	(2.1)	42.9%
Operating Income	69.9	67.9	2.9%	149.0	148.5	0.3%
Equity affiliates’ income	—	—	—%	—	0.2	(100.0)%
Interest expense	11.6	—	100.0%	23.1	—	100.0%
Income Before Income Taxes	58.3	67.9	(14.1)%	125.9	148.7	(15.3)%
Income tax provision	11.5	12.2	(5.7)%	26.8	25.6	4.7%
Net Income	46.8	55.7	(16.0)%	99.1	123.1	(19.5)%
Less: Net Income Attributable to Non-controlling Interests	1.9	1.9	—%	3.4	4.1	(17.1)%
Net Income Attributable to Versum	$44.9	$53.8	(16.5)%	$95.7	$119.0	(19.6)%
Net income attributable to Versum per common share:
Basic	$0.41	$0.49	(16.3)%	$0.88	$1.09	(19.3)%
Diluted	$0.41	$0.49	(16.3)%	$0.88	$1.09	(19.3)%
Shares used in computing per common share amounts:
Basic	108.7	108.7	—%	108.7	108.7	—%
Diluted	109.3	108.7	0.6%	109.2	108.7	0.5%

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Versum Materials, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2017	September 30, 2016
(In millions)
Assets
Current Assets
Cash and cash items	$175.8	$105.6
Restricted cash	—	69.6
Trade receivables, net	159.5	130.0
Inventories	136.5	127.4
Contracts in progress, less progress billings	12.6	19.2
Prepaid expenses	10.8	3.8
Other current assets	14.2	12.4
Total Current Assets	509.4	468.0
Plant and equipment, net	305.7	296.5
Goodwill	178.4	180.1
Intangible assets, net	70.9	74.8
Other noncurrent assets	55.6	24.4
Total Noncurrent Assets	610.6	575.8
Total Assets	$1,120.0	$1,043.8
Liabilities and Stockholders’ Deficit
Current Liabilities
Payables and accrued liabilities	$91.5	$85.8
Accrued income taxes	21.7	12.7
Short-term borrowings	1.5	—
Current portion of long-term debt	5.8	5.8
Total Current Liabilities	120.5	104.3
Long-term debt	978.9	980.3
Deferred tax liabilities	30.8	42.8
Other noncurrent liabilities	51.5	19.8
Total Noncurrent Liabilities	1,061.2	1,042.9
Total Liabilities	1,181.7	1,147.2
Stockholders’ Deficit
Air Products’ net investment	—	(127.3)
Common stock	108.8	—
Capital in excess of par	5.1	—
Accumulated deficit	(195.3)	—
Accumulated other comprehensive loss	(17.9)	(10.0)
Total Versum’s Stockholders’ Deficit	(99.3)	(137.3)
Non-controlling Interests	37.6	33.9
Total Stockholders Deficit	(61.7)	(103.4)
Total Liabilities and Stockholders’ Deficit	$1,120.0	$1,043.8

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Versum Materials, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended March 31,
	2017	2016
(In millions)
Operating Activities
Net income	$99.1	$123.1
Less: Net income attributable to non-controlling interests	3.4	4.1
Net income attributable to Versum	95.7	119.0
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	21.8	22.6
Deferred income taxes	2.5	1.6
Undistributed earnings of unconsolidated affiliates	—	(0.2)
Gain on sale of assets	(0.4)	—
Share-based compensation	3.5	2.3
Gain on sale of long-lived assets associated with restructuring	—	(4.2)
Other adjustments	(1.1)	4.7
Working capital changes that provided (used) cash:
Trade receivables	(32.0)	(10.0)
Inventories	(8.7)	(1.9)
Contracts in progress, less progress billings	7.4	3.0
Payables and accrued liabilities	(17.4)	(24.5)
Accrued income taxes	(1.9)	2.3
Other working capital	23.6	1.7
Cash Provided by Operating Activities	93.0	116.4
Investing Activities
Additions to plant and equipment	(20.2)	(15.6)
Proceeds from sale of assets and investments	0.9	36.2
Cash (Used) Provided by Investing Activities	(19.3)	20.6
Financing Activities
Payments on long-term debt	(2.9)	—
Short-term borrowings	1.5	1.6
Debt issuance costs	(1.7)	—
Net transfers to Air Products	—	(130.1)
Dividends paid to non-controlling interests	(1.2)	(3.9)
Other financing activity	0.1	—
Cash Used for Financing Activities	(4.2)	(132.4)
Effect of Exchange Rate Changes on Cash	0.7	0.3
Increase in Cash and Cash Items	70.2	4.9
Cash and Cash items-Beginning of Year	105.6	17.8
Cash and Cash items-End of Period	$175.8	$22.7

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APPENDIX TABLE A-1: CONSOLIDATED AND SEGMENT SALES MAJOR FACTORS

Versum Materials Total

	Three Months Ended March 31, 2017	Six Months Ended March 31, 2017
Sales
Underlying business
Volume	18%	15%
Price/Mix	(3)%	(3)%
Currency	1%	1%
Versum Materials Sales Change	16%	13%

Materials Segment

	Three Months Ended March 31, 2017	Six Months Ended March 31, 2017
Sales
Underlying business
Volume	11%	13%
Price/Mix	(4)%	(4)%
Currency	2%	1%
Materials Sales Change	9%	10%

DS&S Segment

	Three Months Ended March 31, 2017	Six Months Ended March 31, 2017
Sales
Underlying business
Volume	39%	23%
Price/Mix	—%	—%
Currency	(1)%	—%
DS&S Sales Change	38%	23%

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APPENDIX TABLE A-2: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended March 31,			Six Months Ended March 31,
	2017	2016	% Change	2017	2016	% Change
(In millions, except percentages)
Net Income Attributable to Versum	$44.9	$53.8	(16.5)%	$95.7	$119.0	(19.6)%
Add: Interest expense	11.6	—	100.0%	23.1	—	100.0%
Add: Income tax provision	11.5	12.2	(5.7)%	26.8	25.6	4.7%
Add: Depreciation and amortization	10.9	11.1	(1.8)%	21.8	22.6	(3.5)%
Add: Non-controlling interests	1.9	1.9	—%	3.4	4.1	(17.1)%
Add: Business separation, restructuring and cost reduction actions	6.1	(1.8)	438.9%	9.3	(2.7)	444.4%
Adjusted EBITDA	$86.9	$77.2	12.6%	$180.1	$168.6	6.8%
Adjusted EBITDA Margin	32.1%	33.1%		33.3%	35.2%

APPENDIX TABLE A-3: RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
(In millions)
Net Income Attributable to Versum	$44.9	$53.8	$95.7	$119.0
Add: Business separation, restructuring and cost reduction actions, net of tax	3.0	(1.6)	5.1	(2.5)
Adjusted Net Income	$47.9	$52.2	$100.8	$116.5

APPENDIX TABLE A-4: RECONCILIATON OF DILUTED EPS TO ADJUSTED DILUTED EPS

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
(Per share data)
Diluted Earnings Per Share	$0.41	$0.49	$0.88	$1.09
Add: Business separation, restructuring and cost reduction actions per diluted share	0.03	(0.01)	0.04	(0.02)
Adjusted Diluted Earnings Per Share	$0.44	$0.48	$0.92	$1.07

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APPENDIX TABLE A-5: FISCAL YEAR 2016 SALES BY SEGMENT

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions)
Sales
Materials	$188.8	$181.5	$193.5	$192.9	$756.7
DS&S	56.7	52.0	49.2	55.5	213.4
Total Versum Sales	$245.5	$233.5	$242.7	$248.4	$970.1

APPENDIX TABLE A-6: FISCAL YEAR 2016 RECONCILIATIONS OF SEGMENT OPERATING INCOME TO SEGMENT ADJUSTED EBITDA

	For the Quarter Ended
OPERATING INCOME TO ADJ EBITDA	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions, except percentages)
Materials
Operating income	$68.5	$60.1	$66.4	$57.3	$252.3
Add: Depreciation and amortization	10.9	10.5	11.2	11.8	44.4
Add: Equity affiliates’ income	0.2	—	—	—	0.2
Segment Adjusted EBITDA	$79.6	$70.6	$77.6	$69.1	$296.9
Segment Adjusted EBITDA margin(A)	42.2%	38.9%	40.1%	35.8%	39.2%
DS&S
Operating income	$15.9	$9.7	$11.9	$13.3	$50.8
Add: Depreciation and amortization	0.5	0.5	0.5	0.6	2.1
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$16.4	$10.2	$12.4	$13.9	$52.9
Segment Adjusted EBITDA margin(A)	28.9%	19.6%	25.2%	25.0%	24.8%
Corporate
Operating loss	$(4.7)	$(3.7)	$(9.8)	$(5.1)	$(23.3)
Add: Depreciation and amortization	0.1	0.1	0.1	0.1	0.4
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$(4.6)	$(3.6)	$(9.7)	$(5.0)	$(22.9)

Total Versum Materials Adjusted EBITDA	$91.4	$77.2	$80.3	$78.0	$326.9

(A) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by sales.

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APPENDIX TABLE A-7: FISCAL YEAR 2016 CONSOLIDATED INCOME STATEMENT

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions, except per share data)
Sales	$245.5	$233.5	$242.7	$248.4	$970.1
Cost of sales	132.4	132.5	135.9	138.7	539.5
Selling and administrative	23.6	25.7	27.3	33.2	109.8
Research and development	10.9	10.2	11.3	11.5	43.9
Business separation, restructuring and cost reduction actions	(0.9)	(1.8)	1.1	2.5	0.9
Other (income) expense, net	(1.1)	(1.0)	(0.3)	(0.5)	(2.9)
Operating Income	80.6	67.9	67.4	63.0	278.9
Equity affiliates’ income	0.2	—	—		0.2
Interest expense	—	—	—	0.4	0.4
Income Before Income Taxes	80.8	67.9	67.4	62.6	278.7
Income tax provision	13.4	12.2	17.6	15.6	58.8
Net Income	67.4	55.7	49.8	47.0	219.9
Less: Net Income Attributable to Non-controlling Interests	2.2	1.9	2.0	1.8	7.9
Net Income Attributable to Versum	$65.2	$53.8	$47.8	$45.2	$212.0
Net income attributable to Versum per common share:
Basic and diluted	$0.60	$0.49	$0.44	$0.42	$1.95
Shares used in computing per common share amounts:
Basic and diluted	108.7	108.7	108.7	108.7	108.7

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